EXHIBIT INDEX
Exhibit        Description
No.
99.1         Press Release, dated May 2, 2019, of Saul Centers, Inc.

Section 2: EX-99.1 (EX-99.1)
Exhibit 99.1
SAUL CENTERS, INC.
7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
(301) 986-6200
Saul Centers, Inc. Reports First Quarter 2019 Earnings
May 2, 2019, Bethesda, MD.
Saul Centers, Inc. (NYSE: BFS), an equity real estate investment trust ("REIT"), announced its operating results for the quarter ended March 31, 2019 (“2019 Quarter”). Total revenue for the 2019 Quarter increased to $59.8 million from $56.1 million for the quarter ended March 31, 2018 (“2018 Quarter”). Net income increased to $17.1 million for the 2019 Quarter from $14.9 million for the 2018 Quarter.
Net income available to common stockholders increased to $10.5 million ($0.46 per diluted share) for the 2019 Quarter from $6.9 million ($0.31 per diluted share) for the 2018 Quarter. Net income available to common stockholders increased primarily due to (a) extinguishment in 2018 of issuance costs upon redemption of preferred shares ($2.3 million), (b) higher termination fees in the core portfolio ($1.2 million), (c) the net operating income of recently acquired properties ($0.6 million), (d) lower preferred stock dividends ($0.5 million) and (e) higher base rent in the core portfolio ($0.5 million) partially offset by (f) higher noncontrolling interests ($1.3 million).
Same property revenue increased $2.8 million (4.9%) and same property operating income increased $1.8 million (4.3%) for the 2019 Quarter compared to the 2018 Quarter. We define same property revenue as total revenue minus the revenue of properties not in operation for the entirety of the comparable reporting periods. We define same property operating income as net income plus (a) interest expense, net and amortization of deferred debt costs, (b) depreciation and amortization of deferred leasing costs and (c) general and administrative expenses minus (d) the results of properties which were not in operation for the entirety of the comparable periods. Shopping Center same property operating income for the 2019 Quarter totaled $33.5 million, a $1.4 million increase from the 2018 Quarter. Mixed-Use same property operating income totaled $10.5 million, a $0.4 million increase from the 2018 Quarter. The increase in Shopping Center same property operating income was primarily the result of higher termination fees ($1.2 million). The increase in Mixed-Use same property operating income was primarily the result of (a) higher base rent ($0.2 million) and (b) lower credit losses ($0.2 million).
As of March 31, 2019, 95.2% of the commercial portfolio was leased (not including the residential portfolio), compared to 94.1% at March 31, 2018. On a same property basis, 95.7% of the commercial portfolio was leased as of March 31, 2019, compared to 94.1% at March 31, 2018. As of March 31, 2019, the residential portfolio was 99.0% leased compared to 95.9% at March 31, 2018.
Funds from operations ("FFO") available to common stockholders and noncontrolling interests (after deducting preferred stock dividends) was $25.8 million ($0.84 per diluted share) in the 2019 Quarter compared to $20.6 million ($0.69 per diluted share) in the 2018 Quarter. FFO is a non-GAAP supplemental earnings measure which the Company considers meaningful in measuring its operating performance. A reconciliation of net income to FFO is attached to this press release. The increase in FFO available to common stockholders and noncontrolling interests was primarily due to (a) extinguishment in 2018 of issuance costs upon redemption of preferred shares ($2.3 million), (b) higher termination fees ($1.2 million), (c) the net operating income of recently acquired properties ($0.6 million), (d) lower preferred stock dividends ($0.5 million) and (e) higher base rent in the core portfolio ($0.5 million).
Saul Centers, Inc. is a self-managed, self-administered equity REIT headquartered in Bethesda, Maryland, which currently operates and manages a real estate portfolio of 60 properties which includes (a) 49 community and neighborhood shopping centers and seven mixed-use properties with approximately 9.3 million square feet of leasable area and (b) four land and development properties. Over 85% of the Saul Centers' property operating income is generated by properties in the metropolitan Washington, DC/Baltimore area.

Contact:    Scott Schneider
(301) 986-6220

www.SaulCenters.com

Safe Harbor Statement
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 26, 2019, and include the following: (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (vii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (viii) increases in operating costs, (ix) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (x) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xi) impairment charges, and (xii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2019.

www.SaulCenters.com

Saul Centers, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Real estate investments
Land	$488,942	$488,918
Buildings and equipment	1,275,927	1,273,275
Construction in progress	216,545	185,972
	1,981,414	1,948,165
Accumulated depreciation	(535,269)	(525,518)
	1,446,145	1,422,647
Cash and cash equivalents	11,456	14,578
Accounts receivable and accrued income, net	51,603	53,876
Deferred leasing costs, net	26,967	28,083
Prepaid expenses, net	4,064	5,175
Other assets	5,593	3,130
Total assets	$1,545,828	$1,527,489

Liabilities
Notes payable	$873,143	$880,271
Revolving credit facility payable	38,465	45,329
Term loan facility payable	74,616	74,591
Construction loan payable	36,897	21,655
Dividends and distributions payable	19,224	19,153
Accounts payable, accrued expenses and other liabilities	47,671	32,419
Deferred income	25,481	28,851
Total liabilities	1,115,497	1,102,269

Equity
Preferred stock, 1,000,000 shares authorized:
Series C Cumulative Redeemable, 42,000 shares issued and outstanding	105,000	105,000
Series D Cumulative Redeemable, 30,000 shares issued and outstanding	75,000	75,000
Common stock, $0.01 par value, 40,000,000 shares authorized, 22,860,039 and 22,739,207 shares issued and outstanding, respectively	229	227
Additional paid-in capital	391,122	384,533
Distributions in excess of accumulated net income and accumulated other comprehensive loss	(210,207)	(208,593)
Accumulated other comprehensive loss	(289)	(255)
Total Saul Centers, Inc. equity	360,855	355,912
Noncontrolling interests	69,476	69,308
Total equity	430,331	425,220
Total liabilities and equity	$1,545,828	$1,527,489

Saul Centers, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue	(unaudited)
Rental Revenue	$56,803	$54,990
Other	2,947	1,118
Total revenue	59,750	56,108
Expenses
Property operating expenses	8,001	7,123
Real estate taxes	7,148	6,845
Interest expense, net and amortization of deferred debt costs	11,067	11,424
Depreciation and amortization of deferred leasing costs	11,643	11,349
General and administrative	4,814	4,420
Total expenses	42,673	41,161
Net Income	17,077	14,947
Noncontrolling interests
Income attributable to noncontrolling interests	(3,630)	(2,359)
Net income attributable to Saul Centers, Inc.	13,447	12,588
Extinguishment of issuance costs upon redemption of preferred shares	—	(2,328)
Preferred stock dividends	(2,953)	(3,403)
Net income available to common stockholders	$10,494	$6,857
Per share net income available to common stockholders
Basic and diluted	$0.46	$0.31
Dividends declared per common share outstanding	$0.53	$0.52

Reconciliation of net income to FFO available to common stockholders and noncontrolling interests (1)
	Three Months Ended March 31,
(In thousands, except per share amounts)	2019	2018
	(unaudited)
Net income	$17,077	$14,947
Add:
Real estate depreciation and amortization	11,643	11,349
FFO	28,720	26,296
Subtract:
Preferred stock dividends	(2,953)	(3,403)
Extinguishment of issuance costs upon redemption of preferred shares	—	(2,328)
FFO available to common stockholders and noncontrolling interests	$25,767	$20,565
Weighted average shares:
Diluted weighted average common stock	22,863	22,218
Convertible limited partnership units	7,835	7,567
Average shares and units used to compute FFO per share	30,698	29,785
FFO per share available to common stockholders and noncontrolling interests	$0.84	$0.69

(1)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by NAREIT as net income, computed in accordance with GAAP, plus real estate depreciation and amortization, and excluding impairment charges on real estate assets and gains or losses from real estate dispositions. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, which is disclosed in the Company’s Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of FFO. FFO should not be considered as an alternative to net income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance, or as an alternative to cash flows as a measure of liquidity. Management considers FFO a meaningful supplemental measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time (i.e. depreciation), which is contrary to what the Company believes occurs with its assets, and because industry analysts have accepted it as a performance measure. FFO may not be comparable to similarly titled measures employed by other REITs.

Reconciliation of revenue to same property revenue (2)
(in thousands)	Three months ended March 31,
	2019	2018
	(unaudited)
Total revenue	$59,750	$56,108
Less: Acquisitions, dispositions and development properties	(889)	—
Total same property revenue	$58,861	$56,108

Shopping Centers	$43,159	$40,924
Mixed-Use properties	15,702	15,184
Total same property revenue	$58,861	$56,108

Total Shopping Center revenue	$43,159	$40,924
Less: Shopping Center acquisitions, dispositions and development properties	—	—
Total same Shopping Center revenue	$43,159	$40,924

Total Mixed-Use property revenue	$16,591	$15,184
Less: Mixed-Use acquisitions, dispositions and development properties	(889)	—
Total same Mixed-Use property revenue	$15,702	$15,184

(2)
Same property revenue is a non-GAAP financial measure of performance that improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property revenue adjusts property revenue by subtracting the revenue of properties not in operation for the entirety of the comparable reporting periods. Same property revenue is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property revenue should not be considered as an alternative to total revenue, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property revenue a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from same property revenue is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company’s properties. Other REITs may use different methodologies for calculating same property revenue. Accordingly, the Company’s same property revenue may not be comparable to those of other REITs.

Reconciliation of net income to same property operating income (3)
	Three Months Ended March 31,
(In thousands)	2019	2018
	(unaudited)
Net income	$17,077	$14,947
Add: Interest expense, net and amortization of deferred debt costs	11,067	11,424
Add: Depreciation and amortization of deferred leasing costs	11,643	11,349
Add: General and administrative	4,814	4,420
Property operating income	44,601	42,140
Less: Acquisitions, dispositions and development properties	(628)	—
Total same property operating income	$43,973	$42,140

Shopping Centers	$33,471	$32,047
Mixed-Use properties	10,502	10,093
Total same property operating income	$43,973	$42,140

Shopping Center operating income	$33,471	$32,047
Less: Shopping Center acquisitions, dispositions and development properties	—	—
Total same Shopping Center operating income	$33,471	$32,047

Mixed-Use property operating income	$11,130	$10,093
Less: Mixed-Use acquisitions, dispositions and development properties	(628)	—
Total same Mixed-Use property operating income	$10,502	$10,093

(3) Same property operating income is a non-GAAP financial measure of performance that improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property operating income adjusts property operating income by subtracting the results of properties that were not in operation for the entirety of the comparable periods. Same property operating income is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property operating income should not be considered as an alternative to property operating income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property operating income a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from property operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company’s properties. Other REITs may use different methodologies for calculating same property operating income. Accordingly, same property operating income may not be comparable to those of other REITs.